EXHIBIT 23.0




                       CONSENT OF INDEPENDENT ACCOUNTANTS'


We hereby consent to the publication of our report dated February 18, 2001 on the financial statements in the Annual Report on form 10-KSB of Can-Cal Resources, Ltd. for the years ended December 31, 2000 and 1999.

MURPHY, BENNINGTON & CO.

/s/ Murphy, Bennington & Co.

Las Vegas, NV
March 5, 2001


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